BAGELL, JOSEPHS, LEVINE & COMPANY LLC

Suite J, 406 Lippincott Drive, Marlton, NJ 08053

Tel: 856.346.2628 Fax: 856.396-0022

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Advanced Battery Technologies, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this registration statement of our report dated March 19, 2008, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/Bagell, Josephs, Levine & Company, LLC

BAGELL, JOSEPHS, LEVINE & COMPANY, LLC

Marlton, New Jersey

September 10, 2008